Exhibit 99.1

Contacts:

Investor Relations:
Neera Dahiya Ravindran, MD, +1 973-290-6044
Vice President, Investor Relations & Strategic Planning
Neera.Ravindran@themedco.com
or
Media:
Bob Laverty, +1 973-290-6162
Cell: +1 609-558-5570
Vice President, Communications
Robert.Laverty@themedco.com

FOR IMMEDIATE RELEASE:

The Medicines Company Reports First Quarter 2015 Financial Results and Operational Developments
Company records six regulatory approvals in US and EU in 2015

PARSIPPANY, NJ -- (BUSINESS WIRE) -- 05/05/2015 --The Medicines Company (NASDAQ: MDCO) today announced financial results for the first quarter of 2015 and operational developments for 2015.

Operational highlights:

•
IONSYS® - on April 30, 2015, the FDA approved IONSYS® (fentanyl iontophoretic transdermal system), the first needle-free, patient-controlled, pre-programmed fentanyl delivery system, for the short-term management of acute post-operative pain in adult patients requiring opioid analgesia in the hospital.

•
Raplixa™ - on April 30, 2015 the FDA approved RAPLIXA™ (fibrin sealant) and the RaplixaSpray™ (Raplixa™ Delivery Device) to provide adjunctive hemostasis for mild to moderate bleeding in adults undergoing surgery when control of bleeding by standard surgical techniques (such as suture, ligature and cautery) is ineffective or impractical.

▪
RPX-602 - on April 17, 2015, the FDA approved the sNDA for a new formulation of MINOCIN® (minocycline) for Injection. In addition, the FDA designated RPX-602 as a qualified infectious disease product (QIDP) under the GAIN Act.

▪
Kengreal™ (cangrelor) - on April 15, 2015, the FDA Advisory Committee recommended by a vote of 9-2 (with one abstention) that the FDA approve the investigational intravenous antiplatelet agent cangrelor as an adjunct to percutaneous coronary intervention (PCI) for reducing the risk of periprocedural thrombotic events such as myocardial infarction (MI), stent thrombosis (ST) and ischemia-driven revascularization. The PDUFA date is June 23, 2015.

▪	In March 2015, the European Commission granted marketing authorization for three of The Medicines Company’s hospital acute care products - Kengrexal™ (cangrelor), Orbactiv®, and Raplixa™.

▪
In February 2015, the Company completed its acquisition of Annovation BioPharma, Inc., a company focused on creating more effective, safer therapies for anesthesia and critical care. Based on technology licensed from Massachusetts General Hospital, Annovation is developing ABP-700, a novel intravenous anesthetic which in Phase 1 clinical studies has demonstrated potent and rapidly reversible anesthetic effects.

▪	In February 2015, the Company completed its acquisition of Recothrom® Thrombin, topical (recombinant) from Bristol-Myers Squibb Company.

Financial highlights for the first quarter of 2015:

Worldwide net revenue decreased by 29% to $126.5 million for the first quarter of 2015 from $177.2 million in the first quarter of 2014:

•
Worldwide Angiomax® (bivalirudin)/Angiox® (bivalirudin) revenue, was down 35% to $100.7 in the first quarter of 2015 compared to $155.7 million in the first quarter of 2014, with revenue in the United States decreasing to $95.1 million in the first quarter of 2015 from $146.2 million in the first quarter of 2014.

•	Recothrom® Thrombin, topical (recombinant) sales increased 21% to $16.3 million in the United States in the first quarter of 2015, as compared to $13.5 million in the first quarter of 2014.

•
Other products including Cleviprex® (clevidipine), Argatroban RTU, Minocin® (minocycline) for injection, Orbactiv® and PreveLeakTM recorded sales of $9.6 million during first quarter of 2015, compared to $8.0 million in the first quarter of 2014.

•	Excluding Angiomax, the Company recorded an increase of 20% in GAAP revenue.

•	In January, the Company completed an offering of $400M in principal amount of 2.50% convertible senior notes due 2022.

Included in other income for the first quarter of 2015 is a $22.7 million remeasurement gain on our equity investment in Annovation BioPharma Inc. and $7.8 million of license income related to our collaboration agreement with SciClone Pharmaceuticals.

Net income for the first quarter of 2015 was $5.0 million, or $0.08 per share, compared with net loss of $5.0 million, or $0.08 per share for the first quarter of 2014.

Adjusted net income(1) for the first quarter of 2015 was $5.7 million, or $0.08(1) per share, compared to adjusted net income(1) of $22.1 million, or $0.33(1) per share for the first quarter 2014.

Clive Meanwell, Chairman and Chief Executive Officer, added, “We are very excited about the string of six product approvals received in the U.S. and Europe in 2015. With Orbactiv, Kengrexal and Raplixa approved in the EU, and Ionsys, Raplixa and the new formulation of Minocin IV approved in the U.S., we continue to demonstrate our success at creating value for our patients, hospitals and shareholders.”

(1) Adjusted net income and adjusted earnings per share are non-GAAP financial performance measures with no standardized definitions under US GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net income sections of this release for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts.

Conference Call Information
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss first quarter 2015 financial results and operational developments.

The dial-in information is listed below:

Domestic Dial In: + 1 (877) 359-9508
International Dial In: + 1 (224) 357-2393
Passcode for both dial-in numbers: 22764656

Replay is available from 11:30 a.m. Eastern Time following the conference call through May 12, 2015. To hear a replay of the call, dial +1 (855) 859-2056 (domestic) and +1 (404) 537-3406 (international). Passcode for both dial in numbers is 22764656.

This call is being webcast and can be accessed via The Medicines Company website at
www.themedicinescompany.com.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3,000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets and other charges, deal related charges, restructuring charges, stock-based compensation expense, changes in contingent consideration, arbitration award, milestone payments, non-cash interest, impairment charges, gain on settlement, loss on equity investment, gain on remeasurement of equity investment, and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Income and Adjusted Earnings Per Share for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three month ended March 31, 2015 and March 31, 2014.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve important known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether the Company’s ongoing and planned commercial launches will be successful, whether physicians, patients and other key decision makers will accept clinical trial results, whether the Company can protect its intellectual property and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on March 2, 2015, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)	Three months ended March 31,
	2015	2014

Net revenue	$126,516	$177,235
Operating expenses:
Cost of revenue	33,737	66,867
Research and development	23,949	31,096
Selling, general and administrative	80,534	64,521
Total operating expenses	138,220	162,484

Loss (income) from operations	(11,704)	14,751
Co-promotion and license income	8,388	6,020
Gain on remeasurement of equity investment	22,741	—
Loss in equity investment	(144)	—
Interest expense	(8,607)	(3,860)
Other income	109	179
Income before income taxes	10,783	17,090
Provision for income taxes	(5,777)	(22,095)

Net income (loss)	5,006	(5,005)
Net loss attributable to non-controlling interest	28	9
Net income (loss) attributable to The Medicines Company	$5,034	$(4,996)

Earnings (loss) per common share attributable to The Medicines Company:
Basic	$0.08	$(0.08)
Diluted	$0.08	$(0.08)
Weighted average number of common shares outstanding:
Basic	65,174	64,152
Diluted	66,929	64,152

Balance Sheet Items
(in thousands)	March 31,	December 31,
	2015	2014
	(unaudited)

Cash and cash equivalents	$607,073	$370,741
Total assets	$2,291,974	$1,885,705
Convertible senior notes (due 2017 and due 2022*)	$562,725	$246,676
The Medicines Company stockholders' equity	$1,001,879	$920,565
* Convertible senior notes due 2022 issued on January 13, 2015

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(unaudited)

		Three months ended March 31,
(in thousands)		2015	2014

Net income (loss) attributable to The Medicines Company - GAAP		$5,034	$(4,996)
Before tax adjustments:
Cost of revenue:
Share-based compensation expense	(1)	196	82
Amortization of acquired intangible assets	(2)	6,410	5,090
Research and development:
Share-based compensation expense	(1)	931	1,333
Selling, general and administrative:
Share-based compensation expense	(1)	6,491	5,957
Amortization of acquired intangible assets	(2)	62	1,547
Change in contingent purchase price	(3)	1,420	2,264
Other:
Non-cash interest expense	(4)	5,516	2,914
Gain on remeasurement of equity investment	(5)	(22,741)	—
Loss in equity investment	(6)	144	—
Net income tax adjustments	(7)	2,213	7,918
Net income attributable to The Medicines Company - Adjusted		$5,676	$22,109

Net income per share attributable to The Medicines Company - Adjusted
Basic		$0.09	$0.34
Diluted	(8)	$0.08	$0.33
Weighted average number of common shares outstanding:
Basic		65,174	64,152
Diluted - Adjusted	(8)	66,873	66,654
Explanation of Adjustments:
(1) Excludes share-based compensation of $7,618 and $7,372 for three months ended March 31, 2015 and March 31, 2014, respectively.
(2) Excludes amortization of intangible assets and other charges resulting from transactions with Nycomed, CSL, APP, Teva, Targanta, BMS, Rempex and Tenaxis.
(3) Excludes changes in contingent purchase price due to shareholders of Targanta, Incline Therapeutics, ProFibrix, Rempex, Tenaxis and Annovation.
(4) Excludes non-cash interest expense related to convertible senior notes.
(5) Excludes gain on remeasurement of our equity investment in Annovation.
(6) Excludes loss in equity investment.
(7) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.
(8) Reflects impact of note hedge transactions on outstanding diluted share amounts and net income per share associated with 2017 convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.